# Australia Acquisition Corp.

investments in

## Asian Coast Development (Canada) Ltd.

ACDL
ASIAN COAST
DEVELOPMENT LTD

## Ferrous Resources Limited

FERROUS

to be renamed

# Harbinger Global Corp.

## Investor Presentation

*September 2012*

# Disclaimer

**Important Information about the Tender Offer**

The tender offer for the outstanding securities of Australia Acquisition Corp. ("AAC") referred to herein commenced on July 17, 2012. This presentation is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to purchase AAC's securities is being made pursuant to AAC's tender offer statement on Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents), as amended and restated as the case may be, filed with the SEC. These documents contain important information that should be carefully read and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all security holders of AAC when available. In addition, all of these materials (and all other materials filed by AAC with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Security holders may also obtain free copies of the documents filed with the SEC by AAC by directing a request to: Australia Acquisition Corp., Level 9 Podium, 530 Collins Street, Melbourne VIC 3000, Australia. **Security holders of AAC are urged to read the tender offer documents and the other relevant materials when they become available before making any investment decision with respect to the tender offer because they will contain important information about the tender offer, the transactions described therein and the parties to such transactions.**

# Table of Contents

# Australia Acquisition Corp.

## *I. Executive Summary*

# Executive Summary

*Australia Acquisition Corp.'s ("AAC's") acquisition of stakes in Asian Coast Development (Canada) Ltd. ("ACDL") and Ferrous Resources Limited ("Ferrous") from Harbinger Capital Partners ("HCP") creates an initial platform for an attractive, emerging markets-focused permanent capital vehicle – Harbinger Global Corp.*

**Australia Acquisition Corp.**

65.4% Basic Common
72.2% Series V Special Shares
15.1% Class VI Preferred

9.7% Basic Common

ACDL
ASIAN COAST
DEVELOPMENT LTD

FERROUS

- Issued first of its kind Investment Certificate by the Vietnamese government to develop a large-scale casino resort project on the Ho Tram Strip
- Investment Certificate provides for the construction of five luxury resorts, a golf course, and additional entertainment and leisure amenities, anticipated through 2020
- Opening of first casino resort, operated by MGM Resorts, is scheduled for H1 2013

- Incorporated in 2007 to acquire iron ore mineral resources in Brazil
- Six high quality iron ore assets in the states of Minas Gerais and Bahia totaling 4.8BN tons of Joint Ore Reserves Committee ("JORC") resources
- Ranks among the top ten holders of iron ore resources globally
- Achieved production of 1.7MM tons per year ("Mtpy") in 2011
  - Targeting 3Mtpy by 2012 and 17Mtpy by 2016

Source: ACDL, Public Reports

# Transaction Overview

| | |
|---|---|
| **Transaction** | • AAC will acquire 65.4% of the basic outstanding common stock, 72.2% of the outstanding Series V Special Shares, and 15.1% of the outstanding Class VI preferred stock of ACDL from funds controlled by HCP<br>• AAC will acquire 9.7% of the basic outstanding common stock of Ferrous from funds controlled by HCP<br>• Approximate pro forma enterprise value of $377.1MM[(1)]<br>• No AAC shareholder vote required to approve Transaction[(2)]<br>• AAC believes that both assets are attractive investments with the potential for long-term value creation |
| **Consideration** | • As consideration for the ACDL stock, AAC will issue 26.334MM shares of its common stock ("AAC Common Shares")[(3)] to HCP<br>• As consideration for the Ferrous stock, AAC will issue 9.296MM AAC Common Shares to HCP |
| **Additional Consideration** | • All public shareholders will receive additional consideration of one additional ordinary share for every two ordinary shares which are owned and held following the expiration of the tender offer |
| **Board & Management** | • Board of directors led by Philip Falcone, Executive Chairman<br>• Management team led by Peter Ziegler, CEO and Vice Chairman<br>• At least 3 of the 9 board members will be independent (non-HCP) directors |
| **Expected Closing** | • Prior to November 2012 |

(1) Assumes that none of the current AAC shareholders tender their shares; see details of the calculation of pro forma enterprise value set forth on the next slide
(2) Closing will require that the holders of at least 8% (approximately $5MM) of the shares issued in AAC's IPO not tender their shares
(3) A portion of the consideration will be issued in the form of preferred stock, convertible into AAC Common Shares
Note: See details of the calculation of pro forma Enterprise Value set forth on the next slide

# Harbinger Global Corp. Pro Forma Valuation & Ownership

*(in MM, except per share data)*

**Pro Forma Valuation**

| | |
|---|---|
| HCP Shares[(1)(2)(3)] | 36.9 |
| Public Shares[(1)(4)] | 7.3 |
| AAC Sponsor Shares[(1)(3)] | 0.9 |
| Total Basic AAC Shares | 45.1 |
| Price per Share[(5)] | $9.45 |
| **Equity Value** | **$425.9** |
| Less: Cash[(1)] | (48.8) |
| **Enterprise Value** | **$377.1** |

(1) Assumes that no AAC shareholders tender their shares after the 1.6MM shares were redeemed by 9/7/12
(2) Includes AAC Sponsor Shares awarded to HCP
(3) Reflects release of 100% of insider securities from escrow at closing
(4) Assumes transaction closes in the month before 11/15/12 and includes 1 share (a "Dividend Share") for every 2 shares not tendered in the tender offer as well as 3/200 shares ("Consent Fee Shares") per share
(5) Represents $9.45 value per share as determined pursuant to negotiations among parties (the closing price of AAC shares as of 7/6/12), as adjusted for subsequent issuance of Consent Fee Shares and Incentive Shares

Note: If the maximum number of AAC shares are tendered, Total Basic AAC Shares decrease to 38.6MM (37.1MM – HCP, 0.8MM – Existing Public, and 0.6MM – AAC Sponsor), the price per share increases to $9.91, the cash balance decreases to $5.2MM, and estimated Enterprise Value increases to $377.6MM

**Pro Forma Harbinger Global Corp. Ownership**



AAC Sponsor Shares(1)(3)
1.9%
Public Shares(1)(4)
16.2%
HCP Shares(1)(2)(3)
81.9%

Source: Public Reports

# Harbinger Group Case Study

*HCP is looking to replicate its success in building its domestic permanent capital vehicle, Harbinger Group Inc.*

**Harbinger Group Inc.**
(NYSE: "HRG")

- **Market Capitalization:** $1,127MM[1]
- **Enterprise Value:** $1,695MM[1]

**Spectrum Brands**
- NYSE-listed consumer products company (NYSE: "SPB")

**Fidelity & Guaranty Life**
- 100%-owned primary life insurance and fixed annuity company

**SALUS CAPITAL PARTNERS**
- 100%-owned direct lending platform of senior secured asset based loans

**July 2009**
Reincorporated in Delaware under the name Harbinger Group Inc.

**November 2010**
Raised $350MM high yield senior secured notes

**June 2011**
Completed $150MM "tack-on" offering of high yield senior secured notes

**August 2011**
Completed $400MM raise of convertible preferred stock

**January - March 2012**
New management team established

| Q3 2009 | Q4 2009 | Q1 2010 | Q2 2010 | Q3 2010 | Q4 2010 | Q1 2011 | Q2 2011 | Q3 2011 | Q4 2011 | Q1 2012 | Q2 2012 |
|---|---|---|---|---|---|---|---|---|---|---|---|

**September 2010**
Share exchange agreement to acquire ~27.8MM shares of Spectrum Brands

**January 2011**
Spectrum Brands acquisition completed

**April 2011**
Acquired 100% of Fidelity & Guaranty Life

**December 2011**
Formation of Salus Capital Partners

**June 2012**
SEC suit filed against HRG CEO

(1) As of 7/6/12

# Investment Strategy

*Harbinger Global Corp.'s strategy is to acquire substantial or controlling equity interests in companies levered to emerging markets across a diversified range of industries and to actively grow its operating subsidiaries*



Acquire companies that Harbinger Global Corp. considers to be undervalued or fairly valued with attractive financial or strategic characteristics
Buying Value
Partnering with Management
Building Durable Businesses
Select great leadership teams, work with them to establish specific objectives, and regularly review their strategy and performance
Take a long-term view for investing and seek opportunities that generate attractive returns and significant cash flow in order to maximize value for Harbinger Global Corp.'s stockholders

# Post-Merger Board of Directors and Management

| Director | Position | Background |
|---|---|---|
| Philip Falcone | Executive Chairman | • Founder, CEO, CIO, and Chairman of Harbinger Capital affiliated funds<br>• Over two decades of experience in leveraged finance, distressed debt, and special situations<br>• Graduated with an A.B. in Economics from Harvard University |
| Peter Ziegler | CEO, Vice Chairman | • President of Ziegler Asset Partners<br>• Formerly CEO of CPH Capital, 100% subsidiary of Consolidated Press Holdings Ltd. Consolidated Press Holdings Ltd. directly and indirectly owns interests in a diverse portfolio including casinos and entertainment assets<br>• Graduated with Honors in Commerce and Law and a Master of Financial Management from the University of Queensland; Chartered Accountant and Solicitor; former Partner of Ernst and Young |
| Peter Bentley | Director | • Founder of Per Astra Ltd.<br>• Formerly Industrial Consultant at Polygon and Vice President of Global Operations and Supply Chain at Huntsman Advanced Materials<br>• Graduated with an M.A. in Chemical Engineering from the University of Leeds |
| Keith Hladek | Director | • CFO and Co-COO of Harbinger Capital Partners<br>• Previous experience in accounting, operations, and valuations as controller for other asset managers<br>• Graduated with a B.S. in Accounting from Binghamton University |
| David Murgio | Director | • Vice President and Investment Counsel of Harbinger Capital Partners<br>• Previous experience in the mergers and acquisitions group of Weil, Gotshal & Manges<br>• Graduated with a B.A. from Dartmouth College, as well as a Masters Degree in International Affairs and a J.D. from Columbia University |
| Joseph Cleverdon | Director | • Managing Director - Investments of Harbinger Capital Partners<br>• Previous experience in valuation, financings, restructurings, and M&A in the financial restructuring group of Houlihan Lokey<br>• Lead analyst on Harbinger's ACDL position for three years; serves on ACDL's board of directors and multiple board committees |
| Charbel Nader(1) | Director | • Former Executive Director and Head of Pitt Capital Partners' Melbourne office<br>• Previous experience in investment banking, business development, and upper level management<br>• Graduated with a Bachelor of Commerce and a Masters of Applied Finance from the University of Melbourne and is a Chartered Accountant |
| Stephen Streeter(1) | Director | • President of Montecito Capital Market Advisors<br>• Previous experience in business and tax consulting<br>• Graduated with a B.S. from Andrews University and is a Certified Public Accountant |
| Ian Zimmer(1) | Director | • Deputy Vice-Chancellor and Vice President of the University of Queensland, Australia<br>• Served as a professor of accounting and held various academic appointments<br>• Graduated with a Doctor of Science Degree and a Doctor of Philosophy in Accounting from the University of New South Wales |

(1) Independent directors

Source: Public Reports

# Investment Highlights


First of its kind Investment Certificate(1)
Favorable expected taxation environment
Operating agreements with MGM Resorts and Pinnacle Entertainment
ACDL
ASIAN COAST DEVELOPMENT LTD
Addressable mass segments and pent up domestic market(2)
Robust gaming and tourism market in Asia


World class iron ore assets
Self funded organic growth plan
FERROUS
Significant consolidation opportunity
High quality product with positive growth trends

(1) Currently in default, though ACDL is in negotiations with the Vietnamese Government to amend the terms of the Investment Certificate

(2) Vietnamese law currently prohibits locals gaming

Note: ACDL is a levered, development stage company, and as such there is no guarantee that the casino will open on schedule, on budget, or perform up to management's expectations

## Australia Acquisition Corp.

ACDL
ASIAN COAST
DEVELOPMENT LTD

*II. Asian Coast Development (Canada) Ltd.*

## Key Investment Highlights

| | |
|---|---|
| FIRST OF ITS KIND INVESTMENT CERTIFICATE | • Investment Certificate for the development of a large-scale casino resort project in Vietnam's Ho Tram Strip<br>• Development of four additional resort complexes and golf course, and anticipated sales of residential real estate, expected to be substantially accretive to value and meaningfully enhance revenue and profitability |
| OPERATING AGREEMENTS WITH MGM RESORTS AND PINNACLE ENTERTAINMENT | • MGM Resorts will operate and market the MGM Grand Ho Tram; hand over of Phase 1 on schedule for late 2012 and opening in H1 2013<br>• Pinnacle Entertainment in early stage planning for development and operation of the second casino resort |
| ROBUST GAMING AND TOURISM MARKET IN ASIA | • MGM Grand Ho Tram will focus marketing strategy on the robust VIP junket market in Asia<br>• Population of close to 4BN in greater South Asian and Far East markets with a demonstrated high propensity to gamble; 13.9% expected growth in the regional market, with limited available supply |
| ADDRESSABLE MASS SEGMENTS AND PENT UP DOMESTIC MARKET | • Will address multiple domestic mass market segments immediately: local foreign passport / residency card holders, expatriates, foreign tourists, and Viet Kieu population in South Vietnam<br>• Substantial increase in project revenue if locals gaming is allowed; large number of Vietnamese currently served by Cambodian casinos |
| FAVORABLE EXPECTED TAXATION ENVIRONMENT | • Anticipated tax deductibility on junket commissions<br>• Tax holiday on non-gaming income |

Source: ACDL, PWC Global Gaming Outlook

# First of Its Kind Investment Certificate

- ACDL was issued the Investment Certificate by the Vietnamese Government in March 2008
  - 50 year prepaid land lease of the Ho Tram Strip properties, with potential for a 20 year extension
- Five resort development zones, including five hotels (total 9,000 rooms), a signature Greg Norman golf course, residential villas, a helicopter landing pad, spas, and an international conference center complex, anticipated to be developed through 2020
  - Expansion of the resort complex will be substantially accretive to value and meaningfully enhance revenue and profitability


GREG NORMAN DESIGNED GOLF COURSE
ZONE E
ZONE D
ZONE C
ZONE A
ZONE B
Ho Tram Strip

- First Las Vegas-style resort in Vietnam creates attractive opportunity
  - Major new entrant in Asian gaming market for mid and upper tier VIP players
  - First five-star luxury casino resort in South Vietnam serving domestic mass market (individuals with foreign passports / residency cards)

# First of Its Kind Investment Certificate: MGM Grand Ho Tram – Overview

- Zone A1 includes a first hotel tower with 541 rooms, a casino, a spa, several restaurants, and other amenities
- Zone A2 includes a second hotel tower in the MGM Grand Ho Tram complex with an additional 559 rooms and additional gaming
- Zone A2's second hotel tower will share Zone A1's facilities, providing operating leverage with significantly lower incremental investment



Source: ACDL

# First of Its Kind Investment Certificate: MGM Grand Ho Tram – Interior



## Gaming

- 13,600 m$^2$ of total gaming floor space
- 90 live table games, 480 slot machines, and 20 MSEG machines for a total of about 1,400 gaming positions
- Baccarat, Blackjack, Sic Bo, and Caribbean Stud



## Hotel

- First tower will have 541 rooms comprised of 486 standard rooms, 28 executive suites, 21 one-bedroom suites, 4 luxury suites, and 2 presidential suites
- Rooms and suites will feature dramatic ocean and mountain views



## Food & Beverage

- Nearly 1,000 restaurant seats, including two specialty restaurants, one fine dining restaurant, two "ultra" lounges, a food court, and a coffee lounge
- Facility will incorporate a lobby bar, casino lounge bar, and refreshment venues on the casino floor
- Will also feature other sit-down and casual dining options

Source: ACDL

# Operating Agreements with MGM Resorts and Pinnacle Entertainment – MGM Resorts

MGM RESORTS INTERNATIONAL™

**OPERATOR OF FIRST RESORT**

- 50-year Management Service Agreement for first resort
- Experienced design and construction team currently working with ACDL and its consultants
- President of MGM Grand Ho Tram hired and residing in Vietnam

**GLOBAL SCALE & UNPARALLELED EXPERIENCE**

- Generated $7.8BN of revenue in 2011
- Owns and operates 15 world-class destination resorts; engages in four other joint ventures
- Thirty years of experience in Asia
- Close relationships with junket operators, including through its 51% ownership of MGM Grand Macau

**Selected Properties**


MGM Grand Macau


Bellagio


Mandalay Bay


The MIRAGE


MGM Grand Las Vegas


CityCenter

Source: ACDL, Public Reports

# Operating Agreements with MGM Resorts and Pinnacle Entertainment – Pinnacle Entertainment

PINNACLE ENTERTAINMENT

**EQUITY SPONSORSHIP & OPERATOR OF SECOND RESORT**

- In August 2011, Pinnacle acquired a 26% ownership stake in ACDL for $95.0MM[1]
- In August 2012, Pinnacle agreed to fund $15.6MM (26%) of the new Class VI preferred equity
- Represents Pinnacle's Asian expansion strategy
- 50-year Management Service Agreement for second resort
- Pinnacle participation enhances operating and development capabilities

**STRONG OPERATIONAL & DEVELOPMENT CAPABILITIES**

- Generated $1.1BN of revenue in 2011
- Owns and operates seven casinos located in Louisiana, Missouri, and Indiana, as well as a racetrack in Ohio
- In addition, Pinnacle is developing L'Auberge Casino & Hotel Baton Rouge
- Focus on operational excellence with diversified, return-focused pipeline

**Selected Properties**


L'Auberge Lake Charles


L'Auberge Baton Rouge


Lumiere Place


Belterra


River City Casino


Boomtown New Orleans

(1) $45MM for a 26% common equity interest and $50MM for a 26% interest in the Series V Special Shares

# Robust Gaming and Tourism Market in Asia

*ACDL is centrally located in the world's fastest growing gaming market*

## Approximate Flight Times to Ho Chi Minh City

- 320MM people live in the Greater Mekong sub-region
- 2.1BN people live in close proximity



GUANGZHOU – 2.5 hours
SHANGHAI – 4 hours
SEOUL
5.5 hours
TOKYO
6 hours
KOLKATA
6.5 hours
TAIPEI
3.5 hours
PHNOM PENH
50 minutes
HONG KONG / MACAU
2.5 hours
BANGKOK
1.5 hours
MANILA
3 hours
KUALA LUMPUR
2 hours
SINGAPORE
2 hours
HANOI
2 hours
China
Myanmar
Laos
Thailand
Hong Kong
Philippines
Ho Chi Minh City
Malaysia
Indonesia

## Projected Gaming Revenue[1]

- United States CAGR from 2011-2015E: 5.4%
- Asia Pacific CAGR 2011-2015E: 13.9%



(in BNs)
$90.0
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
2011
2012E
2013E
2014E
2015E
United States
Asia Pacific

MGM Grand Ho Tram will focus its marketing strategy on the robust VIP junket market in Asia

(1) Includes all betting activities within "brick and mortar" casinos

Source: ACDL, PWC Global Gaming Outlook

# Addressable Mass Segments and Pent Up Domestic Market

*Lack of quality Vietnamese gaming facilities and legislation preventing locals gaming have created a substantially underserved domestic market*

- MGM Grand Ho Tram is expected to capture a meaningful percentage of local foreign passport / residency card holders as well as expatriate, foreign tourist, and Viet Kieu segments in South Vietnam
- Vietnamese patrons without foreign passports currently travel by bus to Cambodia – Bavet (3 hours) or Phnom Penh (6 hours)
- Government is evaluating allowing Vietnamese nationals to gamble
  - Substantial potential boost in revenue if locals gaming is allowed

## Regional Gaming Market


Cambodia
Vietnam
Phnom Penh
Bavet
Ho Chi Minh City
Ho Tram Strip

- Phnom Penh – NagaWorld Hotel Casino Complex:
  - 130+ table games
  - 1,100+ slots
  - 500+ hotel rooms (200+ planned additions in 2012)
- Bavet – Approximately 10 small, low quality border casinos:
  - 40-80 table games per location
  - 100 or more slots per location
  - ~1,500 visitors / day from Vietnam

Source: ACDL, Public Reports

# Favorable Expected Taxation Environment

*Government regulations should allow for a tax environment that compares favorably with regional competitors'*

| | |
|---|---|
| **JUNKET TAXATION** | • ACDL anticipates tax regulations to allow it to deduct commissions paid to junket operators<br>• Junket commission discount permits competitive commissions when compared to other operators in the region |
| **COMPETITIVE GENERAL TAXATION POLICY** | • 2-year tax holiday on non-gaming taxable income<br>• 10% tax rate on non-gaming taxable income for the following 3 years; 20% enterprise income tax rate on non-gaming taxable income for subsequent 5 years |

Source: ACDL

# ACDL Pro Forma Valuation & Ownership – At Opening of MGM Grand Ho Tram

*(in MM, except per share data)*

## Pro Forma Valuation

| | |
|---|---|
| Proposed Purchase Price Per Common Share(1) | $0.3863 |
| Number of Common Shares Being Purchased | 237.5 |
| Aggregate Purchase Consideration | $91.8 |
| Pro Forma Stake in Common Equity (Diluted)(2) | 64.6% |
| **Implied Common Equity Value** | **$142.0** |
| Proposed Purchase Price Per Series V Special Share(3) | $117.28 |
| x Shares Outstanding | 1.9 |
| Series V Special Shares Value | $225.1 |
| Plus: Additional Accrued Dividends (at opening)(4) | 10.6 |
| **Series V Special Shares Value (at opening)** | **$235.7** |
| Proposed Purchase Price Per Class VI Preferred Share | $100.00 |
| x Shares to Be Issued | 0.6 |
| Class VI Preferred Equity Value | $60.0 |
| Plus: Additional Accrued Dividends (at opening)(5) | 3.7 |
| **Class VI Preferred Equity Value (at opening)** | **$63.7** |
| Plus: Total Debt (at opening)(6) | $236.0 |
| Less: Cash (at opening) | (30.0) |
| **Enterprise Value** | **$647.5** |

**Zone A1 Target Stabilized EBITDA (Approximate)**
**(Second Full Year)**

| | | |
|---|---|---|
| EBITDA(7) | $95.0 | $125.0 |
| **EV / EBITDA** | **6.8x** | **5.2x** |

## Pro Forma ACDL Ownership (Diluted)(2)



Management
3.5%
Other
1.4%
HCP Breakaway
4.1%
Pinnacle Entertainment
26.4%
Harbinger Global Corp.
64.6%

(1) Value per share as determined pursuant to negotiations among parties
(2) Includes effects of in-the-money options and Backstop warrants
(3) Redemption value of $100 per share plus accrued quarterly dividend of 3.75% from 8/8/11 to 7/1/12 and 2.50% from 7/2/12 to 8/15/12
(4) Accrued quarterly dividend of 2.50% from 8/16/12 to opening
(5) Accrued quarterly dividend of 3.75% from the fundings of Class VI preferred equity to opening
(6) Estimated ACDL balance sheet data
(7) Reconciliation to GAAP figures on slide 24

# ACDL Comparable Company Analysis

**EV / 2013E EBITDA[(1)]**


20.0x
18.0x
16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
ACDL:
EV / Stabilized EBITDA(3):
5.2x-6.8x
NagaCorp
Genting Malaysia
MGM China
SJM
Melco Crown
Genting Singapore
Galaxy Entertainment
Sands China
Wynn Macau

**EV / EBITDA (2-Year Forward): Early Stage[(2)(3)]**


20.0x
18.0x
16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
ACDL:
EV / Stabilized EBITDA(3):
5.2x-6.8x
SJM (7/16/2008)
Genting Malaysia (11/26/2004)
Melco Crown (6/1/2009)
NagaCorp (10/19/2006)
MGM China (6/3/2011)
Galaxy Entertainment (8/23/2006)
Sands China (11/30/2009)
Genting Singapore (1/20/2010)
Wynn Macau (10/9/2009)

(1) As of 7/6/2012
(2) Represents the later to occur of either (i) the company's IPO or (ii) the opening of the company's first major integrated resort
(3) Represents approximate Zone A1 target stabilized EBITDA (2nd full year)
Note: The companies compared to ACDL on this slide have on-going operations, which ACDL does not. Investors are cautioned not to place undue reliance that ACDL will be worth as much as investments in, or have similar financial results as, any of these companies. ACDL was incorporated on 9/21/2005, and by way of reference the companies listed here (or their predecessor companies) were incorporated on the following dates: SJM – 11/28/2001, Genting Malaysia – 5/7/1980, Melco Crown – 12/17/2004, NagaCorp – 2/25/2003, MGM China – 7/2/2010, Galaxy Entertainment – 11/30/2001, Sands China – 7/15/2009, Genting Singapore – 8/16/1984, Wynn Macau – 9/4/2009

# Reconciliation of Non-GAAP Financial Measure

*Management believes that the use of EBITDA, a non-GAAP measure of financial results, provides an additional tool for investors to use in evaluating certain financial and business trends and in comparing ACDL's financial measures with comparable companies, many of which present similar non-GAAP financial measures to investors*

**Zone A1 Target Stabilized EBITDA (Approximate)**

| *(in MM)* | Low | High |
|---|---|---|
| Estimated Net Income | $37.5 | $61.2 |
| Plus: Estimated Income Tax Expense | 14.9 | 22.7 |
| Plus: Estimated Net Interest Expense | 23.2 | 21.7 |
| Plus: Estimated Depreciation and Amortization | 19.4 | 19.4 |
| **Estimated EBITDA** | **$95.0** | **$125.0** |

Source: ACDL, HCP

## Australia Acquisition Corp.

FERROUS

*III. Ferrous Resources Limited*

# Key Investment Highlights

| | |
|---|---|
| **WORLD CLASS IRON ORE ASSETS** | • Among the top ten holders of iron ore resources globally<br>• Represents difficult to replicate, pure play investment in the Brazilian iron ore industry |
| **SIGNIFICANT CONSOLIDATION OPPORTUNITY** | • Key location in Brazil's Iron Quadrangle<br>• Opportunity to acquire adjacent properties and / or sell select assets to fund future growth |
| **HIGH QUALITY PRODUCT WITH POSITIVE GROWTH TRENDS** | • High post beneficiation Fe content with very low impurities<br>• Significant portion of production is pellet feed, the fastest growing portion of the iron ore market |
| **SELF FUNDED ORGANIC GROWTH PLAN** | • Target to achieve 17Mtpy by 2016 with no external capital requirements<br>• Strong target cash flows provide meaningful opportunity to further increase production to meet market demand |

Source: Public Reports

# World Class Iron Ore Assets

*Ferrous is among the top ten holders of iron ore resources globally*

**Top 10 Iron Ore Reserves + Resources (Contained Fe in Bt)(1)**



14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
12.8
11.3
9.1
6.1
4.0
2.8
2.6
2.4
1.6
1.4
Rio Tinto
BHP Billiton
Vale
Fortescue
African Minerals
Anglo American
Ferrexpo
ENRC
Ferrous
Cliffs

(1) Reserves and resources adjusted for companies' ownership stake in iron ore assets
Note: Contained Fe figures not available for Metalloinvest (14.9 Bt of reserves)

Source: Public Reports

# Significant Consolidation Opportunity

***Brazil's Iron Quadrangle is home to the country's most important, high quality iron ore deposits***

- Ferrous' flagship Viga mine is located adjacent to CSN's high quality Casa de Pedra mine

**Location within Brazil**


Jacuípe

**Minas Gerais Detail**


Santanese
Esperança
Serrinha
Viga Norte
Viga
FERROUS
VALE
CSN & NAMISA
USIMINAS
SAMARCO

Source: Public Reports

# High Quality Product with Positive Growth Trends

## Ferrous Product – High Quality

- Desirable finished product due to low impurities and top quartile post beneficiation Fe content
- Significant portion of production is pellet feed

## Pellet Feed – Fastest Growing Market

- Demand for pellet feed driven by need for higher burner furnace productivity, depleting iron ore grades, and move to larger furnaces
- Increase in direct reduced iron production due to scrap shortages

## Composition of Seaborne Iron Ore Market



100%
95%
90%
85%
80%
75%
70%
65%
0%
% seaborne iron ore market
2009
2010
2011E
2012E
2013E
Fines
Lump
Pellet
Pellet Feed

Source: Public Reports

# Self Funded Organic Growth Plan

- Targeted 17Mtpy of production by 2016 using 3rd party infrastructure with no external capital requirements
  - 18Mtpy Viga Railway Loading Terminal will allow Viga to directly access the market
- Currently exploiting only 2 of 6 assets (Viga and Esperança)
- EBITDA positive, with strong projected cash flows providing meaningful opportunity to further increase production to meet market demand

**Staged Plan to Reach 17Mtpy…**



20.0
18.0
16.0
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
Production (Mtpy)
1.7
3.0
17.0
54% CAGR
2011
2012E
2016E

**…with Considerable Additional Untapped Resources**

| Asset | JORC Resources (Mt) | % Fe |
|---|---|---|
| Viga | 1,537 | 34.4% |
| Viga Norte | 425 | 34.7% |
| Esperança | 338 | 30.8% |
| Serrinha | 1,142 | 36.0% |
| Santanese | 198 | 35.1% |
| Jacuípe | 1,132 | 27.2% |
| Total | 4,772 | 32.9% |

Source: Public Reports

# Ferrous Pro Forma Valuation & Ownership

*(in MM, except per share data)*

## Pro Forma Valuation

| | |
|---|---|
| Proposed Purchase Price | $1.20 |
| x Diluted Shares Outstanding | 801.0 |
| **Common Equity Value** | **$961.2** |
| Plus: Estimated Debt | 0.0 |
| Less: Estimated Cash | (250.0) |
| **Enterprise Value** | **$711.2** |

## Selected Valuation Metrics Based on Implied Enterprise Value

| | |
|---|---|
| Resources (Contained Fe in Bt) | 1,570 |
| **EV / Resources ($/ton)** | **$0.45** |

## Pro Forma Ferrous Ownership (Diluted)



Harbinger Global Corp.
9.7%
HCP - Held for Sale
9.6%
Parreiras family
8.4%
Correa family
8.3%
TPG Axon
7.8%
Sentient Executive
6.1%
Vollin Holdings
5.5%
IEP
5.0%
Other (100+ Holders)
39.6%

# Ferrous Comparable Company and Precedent Transaction Analysis

**EV / MtFe: Comparable Companies[(1)]**



$22.20
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Ferrous:
$0.45
African Minerals
Ferrexpo
MMX
Fortescue
Cliffs
NMDC
Kumba

**EV / MtFe: Precedent Transactions**



$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Ferrous:
$0.45
Minas Bahia / ENRC (10/10)
Sphere Minerals / Xstrata (8/10)
Brockman Resources / Wah Nam Int'l (12/11)
Brockman Resources / Wah Nam Int'l (11/10)
Baffinland Iron Mines / ArcelorMittal (11/10)
FerrAus / Atlas Iron (6/11)
Sundance Resources / Hanlong Mining (7/11)
Bahia Minerals / ENRC (9/10)
DMC Mining / African Iron (11/10)
Giralia Resources / Atlas Iron (12/10)
Thompson / Cliffs Natural Resources (1/11)

(1) As of 7/6/2012
Note: Precedent Transactions format is Target / Acquiror

Source: CapitalIQ, Public Reports